UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2005

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Texas Avenue Suite 3100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 659-1361

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 18, 2005, the board of directors of Cheniere Energy, Inc. (the “Company”) approved an amendment to the Rights Agreement dated October 14, 2004 (the “Rights Agreement”) between the Company and U.S. Stock Transfer Corp., as Rights Agent (the “Rights Agent”). For that purpose, the Company and the Rights Agent entered into a First Amendment to Rights Agreement, dated January 24, 2005 (the “First Amendment”). The First Amendment amends the Rights Agreement to increase from $200 to $700 the “Purchase Price” required to be paid upon exercise of a “Right” under the Rights Agreement to purchase one “Unit” consisting of one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock.

The foregoing summary of the principal terms of the First Amendment is a general description only and is subject to the detailed terms and conditions of the First Amendment, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

See the description set out under “Item 1.01 Entry into a Material Definitive Agreement.”

Item 8.01. Other Events.

On January 24, 2005, the Company issued a press release announcing the amendment to the Rights Agreement by the First Amendment. The description of the press release set forth under this “Item 8.01. Other Events” is qualified in its entirety by reference to the press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

c) Exhibits

Exhibit Number	Description
4.1	First Amendment to Rights Agreement by and between Cheniere Energy, Inc. and U.S. Stock Transfer Corp., as Rights Agent, dated January 24, 2005 (filed herewith).

99.1	Press Release, dated January 24, 2005 (filed herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2005	CHENIERE ENERGY, INC.
	By:	/s/ Don A. Turkleson
	Name:	Don A. Turkleson
	Title:	Senior Vice President, Chief Financial Officer and Secretary

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